Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280572

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 8, 2024)

Village Farms International, Inc.

7,500,000 Common Shares

This prospectus supplement relates to the offer and sale of 7,500,000 common shares (the “common shares”), no par value per share, in the capital of Village Farms International, Inc. (“Village Farms” or the “Company”) to certain institutional investors (the “Purchasers”) for an aggregate offering price of $15,000,000. Each common share will be sold at a negotiated price of $2.00 per share pursuant to this prospectus supplement, the accompanying prospectus and various securities purchase agreements, dated as of June 5, 2026, among the Company and each of the Purchasers.

We have retained A.G.P./Alliance Global Partners as a placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the common shares offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any common shares offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding these arrangements.

	Per Common Share	Total
Public offering price	$2.00	$15,000,000
Placement Agent’s fee(1)	$0.11	$825,000
Proceeds to us, before expenses	$1.89	$14,175,000

(1)

We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for additional information regarding the compensation payable to the Placement Agent.

Our common shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “VFF.” On June 4, 2026, the last reported sale price of our common shares on Nasdaq was $2.47 per share. You are urged to obtain current market quotations for our common shares.

Investing in our common shares involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the common shares offered hereby is expected to be made on or about June 8, 2026, subject to the satisfaction of certain customary closing conditions.

A.G.P.

The date of this prospectus supplement is June 5, 2026.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, which together form part of a registration statement on Form S-3 (File No. 333-280572), which we filed with the SEC on June 28, 2024 and which became effective on July 8, 2024 (as so amended, the “Registration Statement”). The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information about our company and the terms of our securities, some of which does not apply to this offering. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus titled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Neither we nor the Placement Agent has authorized anyone to provide you with different or additional information from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Placement Agent take responsibility for, nor can provide any assurance as to the reliability of, any information that others may give. Neither we nor the Placement Agent is making an offer to sell or soliciting an offer to buy our common shares under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the Placement Agent are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common shares offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Village Farms is a corporation existing under the laws of the Province of Ontario, Canada. Certain of our directors and officers and a substantial portion of our assets are located outside the United States. Consequently, although we have appointed an agent for service of process in the United States, it may be difficult for you to effect service within the United States upon the Company or our directors and officers who are not residents of the United States.

Unless the context indicates otherwise, references in this prospectus to “Village Farms” refers to Village Farms International, Inc., and references to “the Company,” “we,” “us,” “our” and similar references refer to Village Farms and its consolidated subsidiaries. References to dollars or dollar amounts in this prospectus refer to U.S. dollars or U.S. dollar amounts.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein also contain “forward-looking information” within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively herein as “forward-looking statements”. Forward-looking statements may relate to our future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving us or statements regarding the anticipated benefits from our collaboration with Vanguard Food LP. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for us, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “can”, “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein are subject to risks that may include, but are not limited to:

•	our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Rose, Balanced Health and VFN (each as defined herein);
•	the limited operational history of the Delta RNG Project in our energy segment;
•

the legal status of the cannabis business of Pure Sunfarms, Rose and VFN, and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis and cannabidiol (“CBD”) products in the United States;

•

risks relating to the implementation and enforcement of the Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extension Act, 2026, which may materially and adversely affect our CBD business in the United States;

•	risks relating to the integration of Balanced Health and Rose into our consolidated business;
•	risks relating to operation of our collaboration with Vanguard Food LP;
•	risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions;
•	potential difficulties in achieving and/or maintaining profitability;
•	variability of product pricing;
•	risks inherent in the cannabis, hemp, CBD, cannabinoids and agricultural businesses;
•	our market position and competitive position;
•	our ability to leverage current business relationships for future business involving hemp and cannabinoids;
•	the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports;

S-iii

•	risks related to the start-up of international production at our Netherlands operations under VFN;
•

existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for our Canadian operational facilities, and changes in our regulatory requirements;

•

risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization;

•	retail consolidation, technological advances and other forms of competition;
•	transportation disruptions;
•	product liability and other potential litigation;
•	retention of key executives;
•	labor issues;
•	uninsured and underinsured losses;
•	vulnerability to rising energy costs;
•	inflationary effects on costs of cultivation and transportation;
•	recessionary effects on demand of our products;
•	environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade and the potential for tariffs and other trade restrictions;
•	difficulties in managing our growth;
•	restrictive covenants under our credit facilities;
•	natural catastrophes;
•	elevated interest rates; and
•	tax risks.

We have based these forward-looking statements on factors and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond our control, which may cause our or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in our filings with the SEC, including this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein.

When relying on forward-looking statements to make decisions, you are cautioned not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made in such documents. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For more information regarding our Company, you should read and consider carefully the information included or incorporated by reference in this prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K (the “Form 10-K”), and our most recent Quarterly Report on Form 10-Q (the “Form 10-Q”), before making an investment decision.

Company Overview

Our mission is to apply decades of innovation in intensive agriculture to lead a sustainable path forward for the global cannabis industry. To do so, we leverage a proven track record of asset investment and development and cultivation expertise and experience in controlled environment agriculture to produce branded and wholesale cannabis products for global markets with legally permissible regulatory frameworks.

We operate our business primarily through our Cannabis segment, which includes our subsidiaries Pure Sunfarms Corp. (“Pure Sunfarms”), Village Farms International B.V. (“VFN”), Balanced Health Botanicals, LLC (“Balanced Health”), as well as through our controlling interest in Rose LifeScience Inc. (“Rose”):

•

Pure Sunfarms is one of the single largest cannabis growing operations in the world, one of the lowest-cost greenhouse producers and owns several of the leading flower brands in Canada. We leverage our 30 years of experience as a vertically integrated greenhouse grower for cannabis growth opportunities in Canada with commercial distribution in all Canadian provinces and territories. Our long-term objective for Canada is to be the leading low-cost, high-quality cannabis producer.

•

Through VFN, we hold one of ten licenses to cultivate and distribute recreational cannabis legally in the Netherlands under that country’s Closed Supply Chain Experiment program, with sales commencing in February 2025.

•

Rose is one of the top-selling licensed producers of cannabis in the Province of Quebec, as well as a prominent cannabis products commercialization expert in Quebec, acting as the exclusive, direct-to-retail sales, marketing and distribution entity for some of the best-known brands in Canada, as well as Quebec-based micro and craft growers.

•

Balanced Health is one of the leading cannabinoid brands and e-commerce platforms in the United States. Balanced Health develops and sells high-quality CBD and hemp-based health and wellness products, distributing its diverse portfolio of consumer products through its top-ranked e-commerce platform, CBDistillery™.

In addition, we also cultivate tomatoes and market them through Village Farms Fresh (our collaboration with Vanguard Food LP) under the Village Farms Fresh (“VF Fresh”) brand, which sells to mass retail grocery stores and food distribution companies.

Village Farms is a corporation existing under the Business Corporations Act (Ontario). Our principal executive offices are located at 90 Colonial Parkway, Lake Mary, Florida 32746 (telephone: (407) 936-1190). Village Farms’ shares are listed on Nasdaq under the symbol “VFF”.

Further information regarding us and our business is set out in our Form 10-K and Form 10-Q, as updated by subsequent annual, quarterly and our other SEC reports that are incorporated herein by reference from time to time. See “Incorporation of Information by Reference”.

The Offering

Common shares offered by us	We are offering 7,500,000 common shares at a public offering price of $2.00 per Common share.

Common shares outstanding as of June 3, 2026	114,311,130

Common shares to be outstanding immediately after this offering	121,811,130

Best efforts	We have agreed to issue and sell the common shares offered hereby to the investor(s) through the Placement Agent, and the Placement Agent has agreed to offer and sell such common shares on a “best efforts” basis. The Placement Agent is not required to sell any specific number or dollar amount of the common shares offered hereby but will use its best efforts to sell such common shares. See the section entitled “Plan of Distribution” beginning on page S-8 of this prospectus supplement.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $13.9 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of common shares by us under this prospectus supplement for working capital and general corporate purposes. Pending use of the net proceeds of this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest- bearing instruments. See “Use of Proceeds” on page S-7.

Risk factors	Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase our common shares.

Nasdaq listing	Our common shares are listed on Nasdaq under the symbol “VFF”.

Outstanding Shares

The number of common shares to be outstanding after this offering is based on 114,311,130 common shares outstanding as of June 3, 2026 and excludes, as of that date:

•	15,298,900 common shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of approximately $1.65 per share;

•	5,971,079 common shares issuable upon the exercise of outstanding options at a weighted-average exercise price of $3.47 per share;

•	1,610,816 common shares issuable upon vesting of restricted stock units (“RSUs”) under our equity compensation plan; and

•	up to 3,849,218 common shares issuable upon any additional options or other stock-based awards that may be granted under our equity compensation plan.

RISK FACTORS

Our business is subject to numerous risks. Prior to making a decision about investing in our common shares, you should carefully consider the following risks, in addition to the risks described in the section entitled “Risk Factors” in Part I, Item 1A of our Form 10-K and in Part II, Item 1A of our Form 10-Q, each of which is incorporated by reference herein, and as may be described in our future filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Information by Reference”. You should also carefully consider the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Risks Related to this Offering

This is a best-efforts offering with no minimum amount of common shares required to be sold.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the common shares in this offering. The Placement Agent has no obligation to buy any of the common shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the common shares. There is no required minimum number of common shares that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the common shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of common shares sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital contemplated by this prospectus and we may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of common shares offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

Management will have broad discretion as to the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion over the use of proceeds from the sale of common shares in this offering, including for any of the purposes described in “Use of Proceeds,” and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You may not agree with our management’s decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the net proceeds from the sale of our shares in this offering effectively could have a material adverse effect on our business, compromise our ability to pursue our business strategy, and cause the price of our common shares to decline, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. In addition, the net proceeds from the sale of our shares in this offering may not be sufficient for our anticipated uses, and we may need additional resources to further our business strategy.

Future issuances or sales of our common shares and the exercise of currently outstanding convertible securities could cause our share price to fall and may dilute your common shares.

This issuance of common shares by us will result in dilution in the equity interest of existing shareholders and adversely affect the market price of our common shares. For example, in January 2023 we completed an equity offering in which we issued an aggregate of 18,350,000 common shares as well as common warrants to purchase an additional 18,350,000 common shares, each exercisable at $1.65 per common warrant and became exercisable commencing July 2023.

As of June 3, 2026, 15,298,900 of these common warrants were still outstanding. These common warrants expire on July 30, 2028.

The exercise of all or any number of outstanding stock options, the award of any additional options, restricted stock units or other stock-based awards or any issuance of shares to raise funds or acquire a business may dilute your common shares.

We have in the past and may in the future grant, to some or all of our directors, officers and employees, options to purchase our common shares and other stock-based awards as non-cash incentives to those persons. As of June 3, 2026 there were 5,971,079 common shares, issuable upon exercise of outstanding options at a weighted-average exercise price of $3.47 per share, and 1,610,816 RSUs outstanding, which leaves 3,849,218 common shares reserved and available for issuance upon exercise of additional options and other stock-based awards that may be granted in the future under our equity compensation plans. The issuance of additional common shares upon exercise of outstanding options, warrants and other convertible securities will cause our existing shareholders to experience dilution of their ownership interests.

Any additional issuances of common shares or a decision to acquire other businesses through the sale or issuance of equity securities or in connection with acquisitions or strategic alliances may dilute our investors’ interests, and investors may suffer dilution in their net book value per share depending on the price at which such securities are issued. Such issuance may cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our common shares, a change in control, and could have an undesirable impact on our ability to raise capital in the future.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $13.9 million after deducting placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of common shares by us under this prospectus supplement for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds received from this offering. Pending use of the net proceeds of this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our Placement Agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated June 5, 2026. The Placement Agent is not purchasing or selling any of the common shares offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the common shares but have agreed to use their reasonable best efforts to arrange for the sale of all of the common shares offered hereby. Therefore, we will enter into securities purchase agreements directly with investors in connection with this offering and we may not sell the entire amount of the common shares offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and institutional accredited investors (within the meaning of U.S. securities laws).

Commissions and Expenses

We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering.

The following table provides information regarding the amount of the Placement Agent fees to be paid to the Placement Agent by us, before expenses assuming the purchase of all of the common shares offered hereby on a best-efforts basis:

	Per Common Share	Total
Public offering price	$2.00	$15,000,000
Placement Agent’s fees(1)	$0.11	$825,000
Proceeds, before expenses, to us	$1.89	$14,175,000

(1)  We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement for additional information regarding the compensation payable to the Placement Agent.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell the common shares offered hereby to the Purchasers is subject to the conditions set forth in the securities purchase agreements, which may be waived by us at our discretion. A Purchaser’s obligation to purchase such common shares is subject to the conditions set forth in his, her or its securities purchase agreement as well, which may also be waived.

We have also agreed to reimburse the Placement Agent at closing for legal expenses incurred by them in connection with the offering in an aggregate amount of up to $50,000.

We currently anticipate that the sale of the common shares will be completed on or about June 8, 2026. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $300,000 which includes legal and printing costs and various other fees. At the closing, The Depository Trust Company will credit the common shares to the respective accounts of the investors.

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the offered common shares that are sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our common shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	must not engage in any stabilization activity in connection with our common shares; and

•

must not bid for or purchase any of our common shares or attempt to induce any person to purchase any of our common shares, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Agreement

We have agreed with each Purchaser and the Placement Agent for a period of 60 days after the closing of this offering not to issue any common shares or any securities equivalent to the common shares, except that such restriction shall not apply with respect to the issuance of (i) common shares in this offering; (ii) common shares, or options restricted share units (or any other securities issuable under the Company’s Amended and Restated Share-Based Compensation Plan, dated March 15, 2021 and adopted June 10, 2021 (the “Equity Plan”)) to employees, officers, consultants or directors of the Company or common shares issuable upon the exercise or vesting of any such securities issuable pursuant to any stock or option plan the Equity Plan or any such securities issuable under any similar arrangement duly adopted for such purpose, by a majority of the non-employee members of the board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (iii) non-registered equity or debt securities in connection with strategic transactions; (iv) common shares issuable upon exercise of the Put/Call Option (as defined in the Form 10-K); (v) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into common shares issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions contained therein and disclosed in the Company’s SEC reporting) or to extend the term of such securities; (vi) common shares pursuant to a “10b5-1” trading plan that is in existence as of the date hereof and (vii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital and provided further that such securities are issued as “restricted securities” (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the lock-up period.

In addition, our directors and executive officers have entered into lock-up agreements in connection with this offering. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common shares or securities convertible into, or exchangeable or exercisable for, our common shares during a period ending 60 days after the date of this prospectus supplement, without first obtaining the written consent of the Placement Agents. Specifically, these individuals have agreed, in part, not to:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, as amended;

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our common shares, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge;

•	or other arrangement relating to any of our securities.

Notwithstanding these limitations, these securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession or pursuant to sales under existing “10b5-1” trading plans.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agent’s websites and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and securities purchase agreements. A copy of the placement agent agreement and the form of securities purchase agreement with the investors will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-19.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, the Placement Agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the ordinary course of its businesses, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve common shares and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our common shares or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit an offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

MATERIAL INCOME TAX CONSIDERATIONS

Material United States Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of common shares acquired pursuant to this offering. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on the Treasury regulations promulgated thereunder (the “Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authority, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. The summary addresses only U.S. Holders that acquire and hold our common shares as “capital assets” within the meaning of the Code (generally, property held for investment).

This summary is necessarily general and may not apply to all categories of holders, some of whom may be subject to special rules, including, without limitation:

•	persons that own (directly, indirectly, or constructively, applying certain attribution rules) 10% or more of the total voting power or total value of the stock of the Company;

•	dealers in securities or currencies;

•	financial institutions or financial services entities;

•	life insurance companies;

•	retirement plans or accounts, or tax-exempt organizations;

•	regulated investment companies or real estate investment trusts;

•	persons that hold our common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position;

•	persons whose functional currency is not the U.S. dollar;

•	persons who have elected mark-to-market accounting with respect to our common shares;

•	persons who hold our common shares through a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes;

•	persons that acquired our common shares in connection with the exercise of employee stock options or otherwise as compensation for services;

•	certain U.S. expatriates or former long-term residents of the United States; and

•	corporations that accumulate earnings to avoid U.S. federal income tax.

This summary does not address all potentially relevant U.S. federal tax consequences, such as gift or estate tax, alternative minimum tax or net investment income tax, nor does it address any state, local, or foreign tax consequences of holding or disposing of our common shares.

As used herein, the term “U.S. Holder” means a beneficial owner of common shares acquired pursuant to this offering who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation organized under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable Treasury Regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds common shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as partnerships for U.S. federal tax purposes) holding our common shares, and their partners and other owners, are urged to consult their own tax advisers to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

This summary is for informational purposes only and is not intended to, and does not, constitute tax advice. Prospective investors are urged to consult their tax advisers concerning the U.S. federal income tax consequences particular to their ownership and disposition of common shares acquired pursuant to this offering, having regard to their particular circumstances, as well as any tax consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Ownership and Disposition of common shares

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of a distribution paid to a U.S. Holder with respect to common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits, as determined according to U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated, first, as a tax-free return of a U.S. Holder’s tax basis in its common shares and, to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, as capital gain. The Company may not calculate its earnings and profits according to U.S. federal income tax principles. Accordingly, U.S. Holders should expect a distribution generally to be treated as a dividend for U.S. federal tax information reporting purposes.

Dividends received by individuals and other non-corporate U.S. Holders of our common shares readily tradable on Nasdaq generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and that the Company is not treated for U.S. federal income tax purposes as a passive foreign investment company (“PFIC”) for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on our common shares generally will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from domestic corporations. Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations. An election to deduct foreign taxes applies to all of a U.S. Holder’s foreign taxes for a particular tax year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to our common shares generally will constitute “passive category” income. The rules governing the foreign tax credit are complex. Each U.S. Holder is urged to consult its own tax adviser regarding the availability of the foreign tax credit with respect to the holder’s particular circumstances.

The amount of any dividend paid to a U.S. Holder in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt of such dividend by the U.S. Holder, regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S.-source ordinary income or loss.

Each U.S. Holder is urged to consult its own tax adviser regarding the application of the foregoing rules in light of the holder’s particular circumstances.

Sale, Exchange, or Other Taxable Disposition of Our common shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” upon a sale, exchange, or other taxable disposition of our common shares, a U.S. Holder generally will recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis in such common shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the common shares exceeds one year and will be short-term capital gain or loss otherwise. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

Certain generally adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during the U.S. Holder’s holding period for the common shares, as determined under the PFIC rules. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. For purposes of the income test and asset test, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

Based on its income, assets, and activities, the Company does not expect to be classified as a PFIC for the previous taxable year, the current taxable year or in the foreseeable future. However, PFIC status is determined annually and is based on the Company’s income, assets, and activities for the entire taxable year. Moreover, the determination as to whether any corporation is a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. Accordingly, there can be no assurance that the Company is not currently or will not be classified as a PFIC for any taxable year. Each U.S. Holder is urged to consult its own tax adviser regarding the PFIC status of the Company.

Subject to certain elections described below, if the Company were a PFIC for any taxable year during a U.S. Holder’s holding period for our common shares, the holder generally would be subject to special rules with respect to “excess distributions” made by the Company on our common shares and with respect to gain from the direct or indirect disposition of our common shares. An “excess distribution” generally would include the excess of distributions made with respect to our common shares to a U.S. Holder in any taxable year over 125% of the average annual distributions made to the U.S. Holder by the Company during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares.

Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the direct or indirect disposition of our common shares ratably over its holding period for the common shares. Amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed at the highest tax rate in effect for ordinary income for each such year. In addition, an interest charge would apply.

If the Company were classified as a PFIC with respect to a U.S. Holder, to the extent any subsidiary were also a PFIC, the holder might be deemed to own shares in such lower-tier PFIC directly or indirectly owned by the Company in that proportion which the value of our common shares owned by the holder bears to the value of all of our common shares, and the holder might therefore be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFIC deemed owned by the holder.

If the Company were a PFIC for any taxable year in which a U.S. Holder held our common shares, and the U.S. Holder had made a timely and effective election to treat the Company as a “qualified electing fund (a “QEF Election”) for the first taxable year of the U.S. Holder’s holding period in which the Company were classified as a PFIC, then the U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraph.

Instead, the U.S. Holder would be subject to U.S. federal income tax on its pro rata share of (i) the net capital gain of the Company, which would be taxed as long-term capital gain, and (ii) the ordinary earnings of the Company, which would be taxed as ordinary income. However, a QEF Election cannot be made unless the Company makes certain information available. The Company does not intend to provide the information necessary for U.S. Holders to make QEF Elections, and therefore U.S. Holders should assume that QEF Elections will not be available to them.

As an alternative to a QEF Election, if the Company were a PFIC for any taxable year in which a U.S. Holder held our common shares, and the U.S. Holder had made a timely and effective “mark to market election” (a “Mark-to-Market Election”) for the first taxable year of the U.S. Holder’s holding period in which the Company were classified as a PFIC, then the U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraphs. Instead, such U.S. Holder generally would include in ordinary income, for each taxable year in which the Company were a PFIC, an amount equal to the excess, if any, of the fair market value of the common shares, as of the close of such taxable year, over the U.S. Holder’s adjusted tax basis in the common shares. The U.S. Holder would be entitled to deduct as an ordinary loss each year the excess of its adjusted tax basis in our common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s adjusted tax basis in our common shares would be increased by the amount of any income inclusion and decreased by the amount of any deductions under the Mark-to-Market Election rules. In addition, upon a sale or other taxable disposition of our common shares, a U.S. Holder that made a Mark-to-Market Election would recognize ordinary income or ordinary loss (but only to the extent such loss did not exceed the net amount of income previously included as a result of the Mark-to-Market Election). A Mark-to-Market Election would apply to the taxable year in which such election is made and to each subsequent taxable year, unless our common shares were to cease to be “marketable stock,” the U.S. Holder were to mark the common shares to market under non-PFIC provisions of the Code, or the Internal Revenue Service (“IRS”) were to consent to the revocation of the election. We expect the Mark-to-Market Election to be available with respect to the Company, provided that our common shares are treated for U.S. federal income tax purposes as “marketable stock,” which is stock regularly traded on a qualified exchange or other market, including Nasdaq. For this purpose, our common shares generally will be treated as regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. However, the Mark-to-Market Election generally will not be available with respect to any lower-tier PFIC. Accordingly, U.S. Holders making a Mark-to-Market Election generally would be subject to the unfavorable tax consequences described above with respect to any lower-tier PFIC.

For any year in which the Company is classified as a PFIC, a U.S. Holder generally will be required to file an annual report with the IRS containing certain information regarding the holder’s interest in the Company (or any lower-tier PFIC), subject to certain exceptions. A failure to satisfy this reporting requirement could result in the extension of the statute of limitations with respect to federal income tax returns filed by the U.S. Holder. The PFIC rules are complex. Each U.S. Holder should consult its own tax adviser regarding the foregoing reporting requirements, the advisability of making a Mark-to-Market Election, and any other tax consequences under the PFIC rules of acquiring, owning, and disposing of our common shares.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. Holder is urged to consult its own tax adviser regarding the information reporting obligations, if any, with respect to the holder’s ownership and disposition of our common shares.

Information Reporting and Backup Withholding

Distributions on our common shares made to a U.S. Holder and proceeds from the sale or other disposition of our common shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THEIR OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Material Canadian Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (together with the regulations thereto, the “Tax Act”) to a beneficial holder of our common shares who, for the purposes of the Tax Act and the Canada-United States Income Tax Convention (1980) (the “Treaty”), and at all relevant times, (i) is not and is not deemed to be a resident in Canada, (ii) is a resident of the United States for the purposes of the Treaty and is entitled to the full benefits thereunder, (iii) holds all common shares as capital property, (iv) deals at arm’s length with and is not affiliated with the Company, and (v) does not use or hold and is not deemed to use or hold our common shares in connection with a business carried on in Canada (each such holder, a “U.S. Resident Holder”).

This summary is not generally applicable to a U.S. Resident Holder: (i) that is an insurer carrying on an insurance business in Canada and elsewhere, (ii) that is an “authorized foreign bank” (as defined in the Tax Act), (iii) that is a “financial institution” (as defined in the Tax Act) for purposes of the “mark-to-market property” rules; (iv) an interest in which is or would constitute a “tax shelter investment” (as defined in the Tax Act); (v) that is a “specified financial institution” (as defined in the Tax Act); or (vi) that has or will enter into a “synthetic disposition arrangement” or a “derivative forward agreement” (as those terms are defined in the Tax Act) in respect of our common shares. Such U.S. Resident Holders should consult their own tax advisors.

Generally, a U.S. Resident Holder’s common shares will be considered to be capital property of the U.S. Resident Holder provided the U.S. Resident Holder does not hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the Treaty in force on the date hereof, and the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative, or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular holder or prospective holder of our common shares, and no opinion or representation with respect to the tax consequences to any holder or prospective holder of our common shares is made. Accordingly, holders and prospective holders of our common shares should consult their own tax advisors with respect to the income tax consequences of purchasing, owning, and disposing of our common shares in their particular circumstances.

Currency

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars based on the rate quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Canada Revenue Agency.

Dividends

Dividends paid or credited, or deemed to be paid or credited, on our common shares to a U.S. Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends, subject to reduction under the provisions of the Treaty. Under the Treaty, the rate of Canadian withholding tax applicable to a U.S. Resident Holder that is the beneficial owner of dividends is generally reduced to 15% of the gross amount of the dividends, and, if such U.S. Resident Holder is a company that owns at least 10% of our voting shares at the time of the dividends, the rate of Canadian withholding tax is reduced to 5% of the gross amount of the dividends. U.S. Resident Holders who may be eligible for a reduced rate of withholding tax on dividends pursuant to the Treaty should consult with their own tax advisors with respect to taking all appropriate steps in this regard.

Disposition of Common Shares

A U.S. Resident Holder who disposes or is deemed to dispose of a common share will not be subject to tax under the Tax Act on any capital gain realized on such disposition, unless the common share constitutes “taxable Canadian property,” within the meaning of the Tax Act, of the U.S. Resident Holder at the time of the disposition and the U.S. Resident Holder is not entitled to relief under the Treaty.

Generally, the common shares of a particular U.S. Resident Holder will not be “taxable Canadian property” of such U.S. Resident Holder at any time at which the common shares are listed on a “designated stock exchange,” within the meaning of the Tax Act (which includes the Nasdaq) unless, at any particular time during the 60-month period that ends at that time, both of the following conditions are met concurrently: (a) 25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of (i) the U.S. Resident Holder, (ii) persons with whom the U.S. Resident Holder did not deal at arm’s length for purposes of the Tax

Act, and (iii) partnerships in which the U.S. Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (b)(i) to (iii), whether or not the property exists. Notwithstanding the foregoing, the common shares may otherwise be deemed to be “taxable Canadian property” in certain circumstances as set out in the Tax Act.

In the case of a U.S. Resident Holder to whom a common share of the Company represents “taxable Canadian property”, under the Treaty, such a U.S. Resident Holder will generally not be subject to tax under the Tax Act on a capital gain realized on the disposition of such share, unless the value of such share is derived principally from real property situated in Canada (within the meaning of the Treaty).

In the event that a common share is “taxable Canadian property,” within the meaning of the Tax Act, to a U.S. Resident Holder, such U.S. Resident Holder should consult their own tax advisor as to the Canadian federal income tax consequences of the disposition, including potential compliance requirements and withholding under section 116 of the Tax Act.

LEGAL MATTERS

The validity of the common shares offered by this prospectus supplement and other legal matters in connection with this offering will be passed upon for us by Torys LLP, Toronto, Ontario and New York, New York. Sullivan & Worcester LLP, New York, New York are counsel to the Placement Agent in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, proxy and information statements and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at www.villagefarms.com under “Investors – Financial Reports.” These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained in or accessible through our website does not constitute a part of, and is not incorporated into, this prospectus.

We have filed with the SEC the Registration Statement under the Securities Act, of which this prospectus supplement and the accompanying prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the Registration Statement and the exhibits and schedules filed therewith. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the Registration Statement or an item incorporated by reference therein. The Registration Statement and the documents referred to below under “Incorporation of Information by Reference” are also available on our website, www.villagefarms.com. Except as expressly set forth herein, we have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and certain information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference herein the following documents that we have previously filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

•

our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Shareholders, filed with the SEC on April 29, 2026 (solely to the extent of such information that is incorporated by reference into Part III of our Form 10-K);

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 11, 2026;

•	our Current Reports on Form 8-K filed on February 23, 2026 (Item 1.01 only), March 30, 2026 (Item 1.01 only), April 3, 2026 (Item 5.02 only) and June 2, 2026 (Item 5.07 only); and

•

the description of our common shares filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023, including any amendment thereto filed for the purpose of amending such description.

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Village Farms International, Inc. 90 Colonial Parkway, Lake Mary, Florida, or by calling (407) 936-1190.

PROSPECTUS

VILLAGE FARMS INTERNATIONAL, INC.

$200,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

Village Farms International, Inc. (the “Company”) may offer for sale and issue from time to time up to $200,000,000, in the aggregate, of (i) common shares in the capital of the Company (the “Common Shares”), (ii) preferred shares in the capital of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), (v) debt securities of the Company (“Debt Securities”), and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities offered together as a unit (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement. This prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our Common Shares are listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbol “VFF”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2024.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This prospectus and the documents that are incorporated by reference into this prospectus also contain “forward-looking information” within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively herein as “forward-looking statements”. Forward-looking statements may relate to our future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of ours or involving us. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for us, the greenhouse vegetable or produce industry or the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “can”, “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus and the documents that are incorporated by reference into this prospectus are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Rose LifeScience Inc. (“Rose” or “Rose LifeScience”), Balanced Health Botanicals, LLC (“Balanced Health”), Pure Sunfarms, Inc. (“Pure Sunfarms”) and our limited operational history of the Delta RNG project in our energy segment; the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

We have based these forward-looking statements on factors and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause our or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in our filings with the Securities and Exchange Commission (the “SEC”), including this prospectus and the documents that are incorporated by reference into this prospectus.

When relying on forward-looking statements to make decisions, we caution readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus and in the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this prospectus or the respective date referred to in the document incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements were made or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

This prospectus is a part of a shelf registration statement that we have filed with the SEC utilizing a “shelf” registration process pursuant to Form S-3 under the Securities Act. Under this shelf registration process, we may offer and sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $200,000,000.

This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Village Farms”, the “Company”, “we”, “us”, and “our” refer to Village Farms International, Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive office is:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

The Company

Village Farms owns and operates sophisticated, highly intensive agricultural greenhouse facilities in British Columbia and Texas, where it produces, markets and sells premium-quality tomatoes, bell peppers and cucumbers. Its wholly owned subsidiary, Pure Sunfarms, is a vertically integrated Licensed Producer (“LP”) and supplier of cannabis products sold to customers throughout Canada and internationally. The Company’s wholly owned subsidiary, Balanced Health, develops and sells high-quality, cannabidiol (“CBD”) based products including ingestible, edible and topical applications within the US. Through its 80% ownership of Rose Life Science, the Company has a substantial presence in the Province of Quebec as a cannabis supplier, producer and commercialization expert.

Village Farms is a corporation existing under the Business Corporations Act (Ontario) (the “OBCA”). Our principal operating subsidiaries are Village Farms Canada Limited Partnership, Village Farms, L.P., VF Clean Energy, Inc. (“VFCE”), Pure Sunfarms and Balanced Health. We also own an 85% interest in Leli Holland B.V. (“Leli”). The Company’s shares are listed on Nasdaq Capital Market (“Nasdaq”) under the symbol “VFF”.

Our head office is located at 4700-80th Street, Delta, British Columbia, Canada V4K 3N3 and our registered office is located at 79 Wellington Street West, 3000, Toronto, Ontario, Canada, M5K 1N2.

Further information regarding us and our business is set out in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended (the “Annual Report”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Quarterly Report”), as updated by annual, quarterly and our other SEC reports that are incorporated herein by reference from time to time. See “Incorporation of Certain Information by Reference”.

The Offering

The Securities described herein may be offered from time to time by us in one or more offerings utilizing a “shelf” process under Canadian and U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.

ENFORCEABILITY OF CIVIL LIABILITIES

Village Farms is a corporation existing under the laws of the Province of Ontario, Canada. Many of our directors and officers, and many of the experts named in this prospectus, are residents of Canada, and all or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. Consequently, although we have appointed an agent for service of process in the United States, it may be difficult for holders of our Securities who reside in the United States to effect service within the United States upon our directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our Securities who reside in the United States to realize in the United States or in other jurisdictions upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Investors should not assume that Canadian courts (i) would enforce judgments of United States courts obtained in actions against us or our directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or our directors, officers or experts predicated upon the United States federal securities laws or any such state securities or “blue sky” laws. In addition, we have been advised by our Canadian counsel that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation are enforceable in Canada and that the protections afforded by Canadian securities laws may not be available to investors in the United States.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our Securities will be used for working capital and general corporate purposes. Unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds of the sale of our Securities. More specific allocations may be included in a prospectus supplement relating to a specific offering of Securities.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, no par value. As of May 17, 2024, the Company had 111,290,189 Common Shares outstanding. Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any

Preferred Shares may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

We have not paid any cash dividends to date, and we do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest future earnings, if any, in the development and growth of our business. The amount of any dividends payable by us will be at the discretion of our board of directors and may vary depending on, among other things, our earnings, financial requirements for our operations, growth opportunities, debt covenants, the satisfaction of the solvency tests imposed by the OBCA for declaration and payment of dividends and the conditions existing from time to time.

Further information relating to the Common Shares and the share capital of the Company is set out in our Annual Report, which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue an unlimited number of Preferred Shares. The Company’s board of directors will fix the number of Preferred Shares, as well as the designation, rights, privileges, restrictions and conditions for each series of Preferred Shares that may be issued, subject to the Company filing the applicable articles of amendment under the OBCA. Preferred Shares will have preference over Common Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, be it voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. Preferred Shares will have no right to vote on shareholder matters, subject to certain exceptions. No changes to the provisions of the Preferred Shares may be made without the approval of the holders of the Preferred Shares.

The prospectus supplement will set forth the following terms relating to the Preferred Shares being offered:

•	the maximum number of Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue and the dividend payment dates;

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the price and terms and conditions for redemption, if any, including redemption at the Company’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

•	whether such Preferred Shares will be subject to any restriction on the repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments;

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the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion of exchange and the method, if any, of adjustment;

•	whether such Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any, for such Preferred Shares; and

•	any other rights, privileges, restrictions, or conditions for such Preferred Shares.

Preferred Shares will be fully paid and non-assessable securities upon issuance. The Preferred Shares of any series may be represented in whole or in part, by one or more global certificates. If Preferred Shares are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

The Company may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable prospectus supplement. The Company will file any warrant agreement or warrant indenture with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part, on or before the time we issue a series of Warrants.

The prospectus supplement will set forth the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

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the designation, number and terms of the Common Shares, Preferred Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the various factors considered in determining the exercise price of the Warrants, to the extent such exercise prices are variable;

•	provisions for changes to or adjustments in the exercise price, if any;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any limitations on the right of non-resident or foreign owners to hold such Warrants;

•	the amount of Warrants outstanding, if any; and

•	any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

Warrants will be fully paid and non-assessable securities upon issuance. The Warrants of any series may be represented in whole or in part, by one or more global certificates. If the Warrants are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of the Company. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Company and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of the Company, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Company or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of the Company upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Company simply by virtue of holding a Subscription Receipt.

The particular terms and provisions of Subscription Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. The description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the various factors considered in determining the price of the Subscription Receipts;

•	provisions for changes to or adjustments in the price, if any;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of the Company;

•	the number of Common Shares and/or other securities of the Company that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•	any material income tax consequences of owning, holding and disposing of the Subscription Receipts;

•	the amount of Subscription Receipts outstanding, if any;

•	any limitations on the right of non-resident or foreign owners to hold such Subscription Receipts; and

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any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on any securities exchange.

Subscription Receipts will be fully paid and non-assessable securities upon issuance. The Subscription Receipts of any series may be represented in whole or in part, by one or more global certificates. If the Subscription Receipts are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we”, “us”, “our”, “Village Farms” or “the Company” refer to Village Farms International, Inc. but not to its subsidiaries.

This section describes the general terms that will apply to any Debt Securities issued pursuant to this prospectus. We may issue Debt Securities in one or more series under an indenture to be entered into between us and one or more trustees, at least one of which will be qualified to act as a U.S. trustee and one of which will be qualified to act as a Canadian trustee. References herein to the “trustee” shall be deemed to mean the U.S. trustee and/or the Canadian trustee. The indenture will be subject to the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the indenture is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the Debt Securities. Prospective investors should also refer to the indenture and the terms of the Debt Securities. If Debt Securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	whether payment on the Debt Securities will be senior or subordinated to our other liabilities or obligations;

•	whether the payment of the Debt Securities will be guaranteed by any other person;

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the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the Debt Securities, or the portion (if less than the principal amount) of Debt Securities, in each case, to be payable upon a declaration of acceleration of maturity;

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whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

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whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian or other taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

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whether we will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	the terms and conditions of any mandatory or optional redemption by the Company;

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the denominations in which we will issue any registered Debt Securities, if other than denominations of $1,000 and any multiple of $l,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;

•	whether payments on the Debt Securities will be payable with reference to any index or formula;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which we may redeem the Debt Securities prior to maturity and the price or prices of which and the currency or currency units in which the Debt Securities are payable;

•	any changes or additions to events of default or covenants;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt

Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or upon a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our Debt Securities will be unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants,” having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the

Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of us, the trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 or in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other jurisdiction;

•	the successor person (if not us) assumes all of our obligations under the Debt Securities and the indenture by a supplemental indenture; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Debt Securities and the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the indenture with respect to the Debt Securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of Debt Securities;

•	we fail to observe or perform any of the covenants described in the section “— Merger, Amalgamation or Consolidation” for a period of 30 days;

•

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the Debt Securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series affected thereby;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately the entire principal and interest and premium, if any, of the Debt Securities of the series.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Debt Securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the Debt Securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise our defeasance option, we must deliver to the trustee:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the Debt Securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the U.S. Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	affect the holder’s right to require us to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	change the percentage of Debt Securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults (other than defaults relating to certain events involving our bankruptcy, insolvency or reorganization) under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the form and terms of Debt Securities of any series;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. However, the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities under the indenture will be construed in accordance with applicable Canadian laws.

The Trustees

We will identify the U.S. trustee and Canadian trustee in the applicable prospectus supplement in connection with an offering of Debt Securities hereunder. In addition, in connection with an offering of Debt Securities hereunder, the U.S. trustee will be qualified under the Trust Indenture Act pursuant to Section 305(b)(2) of the Trust Indenture Act. The trustees under the indenture or their respective affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustees, as long as the trustees or any of their respective affiliates remain our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustees and their respective affiliates will be permitted to engage in other transactions with us. If the trustees or any such affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the applicable trustee must eliminate the conflict or resign.

Resignation of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as U.S. trustee or Canadian trustee with respect to different series of Debt Securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Consent to Service

In connection with entering into the indenture, we will designate and appoint a U.S. authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the Debt Securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The prospectus supplement relating to any Units offered will include specific terms and provisions of the Units being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

The prospectus supplement will set forth, as applicable, the following terms relating to the Units being offered:

•	the aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•

whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	any limitations on the right of non-resident or foreign owners to hold such Units;

•	certain material Canadian tax consequences of owning the Units;

•	the amount of Units outstanding; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company may offer and sell the Securities to or through underwriters or dealers and also may offer and sell the Securities directly to purchasers or through agents, or through a combination of any of these methods of sale.

The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

If an underwriter, dealer or agent is utilized in the sale of the Securities being offered by this prospectus, an underwriting, dealer or agency agreement will be executed with the applicable underwriter(s), dealer(s) or agent(s) at the time of sale. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Any underwriters, dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such underwriters, dealers or agents and any discounts, commissions or agent’s commissions or concessions received by any such underwriter, dealer or agent who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The prospectus supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable:

•	the name or names of any underwriters, dealers, or agents and the respective amounts underwritten;

•	whether any underwriter, dealer, or agent has a material relationship with the Company;

•	the initial offering price, the proceeds to the Company;

•	the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers;

•	the nature of the obligation of the underwriters; and

•	whether the underwriter, dealer or agent has any arrangement with the Company, such as an over-allotment option.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution” of any of the Securities under a prospectus supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each distribution of Securities (other than Common Shares or as otherwise specified in a prospectus supplement) will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe the material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered by this prospectus to an investor who is subject to U.S. federal income tax.

The applicable prospectus supplement may also describe the material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference from the Annual Report have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.villagefarms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the documents listed below:

(a)

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March  13, 2024, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 26, 2024, and by Amendment No. 2 on Form 10-K/A filed with the SEC on June 24, 2024;

(b)	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 8, 2024;

(c)

our Current Reports on Form 8-K filed on April 22, 2024 (as amended on May  15, 2024), April  25, 2024 (Item 5.02 only), May  13, 2024 (Item 5.02 only), May  30, 2024 (Item 1.01 only) and May 31, 2024 (Item 1.01 only); and

(d)

the description of our Common Shares filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and including any amendment thereto filed for the purpose of amending such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, including all such documents we may file with the SEC after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, are hereby incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

7,500,000

COMMON SHARES

PROSPECTUS SUPPLEMENT

A.G.P.

June 5, 2026